Exhibit 10.1

THIRD AMENDMENT TO

REVOLVING CREDIT AND SECURITY AGREEMENT

This Third Amendment to Revolving Credit and Security Agreement (the “Amendment”) is made this 28th day of February, 2011 by and among AVENTINE RENEWABLE ENERGY HOLDINGS, INC., a Delaware corporation (“Holdings”), AVENTINE RENEWABLE ENERGY — AURORA WEST, LLC, a Delaware limited liability company (“Aventine Renewable Aurora”), AVENTINE RENEWABLE ENERGY, INC., a Delaware corporation (“Aventine Renewable Inc.”), AVENTINE RENEWABLE ENERGY — MT VERNON, LLC, a Delaware limited liability company (“Aventine Renewable Mt Vernon”), AVENTINE POWER, LLC, a Delaware limited liability company (“Aventine Power”), NEBRASKA ENERGY, L.L.C., a Kansas limited liability company (“Nebraska Energy”), AVENTINE RENEWABLE ENERGY — CANTON, LLC, a Delaware limited liability company (“Aventine Renewable Canton” and together with Holdings, Aventine Renewable Aurora, Aventine Renewable Inc., Aventine Renewable Mt Vernon, Aventine Power and Nebraska Energy, the “Borrowers”, and each individually a “Borrower”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and each individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement (as defined below).

BACKGROUND

A.            On March 15, 2010, Borrowers, Lenders and Agent entered into that certain Revolving Credit and Security Agreement (as same has been or may be amended, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. The Loan Agreement and all other documents executed in connection therewith to the date hereof are collectively referred to as the “Existing Financing Agreements.”

B.            Borrowers have requested that Agent and Lenders modify certain definitions and terms and conditions contained in the Loan Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1.             Amendments to Loan Agreement.

(a)           On the Effective Date, the definitions of “Excluded Collateral”, “Letter of Credit Cash Collateral” and “Maximum Revolving Advance Amount” contained in Section 1.2 of the Loan Agreement are hereby amended and restated in their entirety as follows:

“Excluded Collateral” shall mean:

(a)           any General Intangible or any lease, license, contract, property right or agreement to which any Borrower is a party or in which any Borrower has any right, title or interest if and to the extent the grant of a security interest hereunder would constitute or result in a breach, termination or default under such General Intangible or such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC); provided that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Borrower shall be deemed to have granted a lien on and security interest in, all its right, title and interest in and to such General Intangible, lease, license, contract, property right or agreement as if such provision had never been in effect (any such General Intangible, lease, license, contract, property right or agreement, solely to the extent and so long as not included in the “Collateral”, an “Excluded General Intangible”);

(b)           any Equity Interests of any Foreign Subsidiary;

(c)           the “Cash Collateral Account” as defined in the Term Loan Credit Agreement;

(d)           any Indiana Port Lease Collateral, solely to the extent the consent of the Indiana Port Lessor has not been obtained (directly or indirectly) to grant the ABL Liens (as defined in the Intercreditor Agreement); and

(e)           accounts used solely to meet payroll obligations, to the extent the amounts in such accounts as of any date of determination do not exceed the greater of (1) the checks outstanding against such accounts as of that date and (2) amounts necessary to meet minimum balance requirements.

“Letter of Credit Cash Collateral” shall mean, on any date of determination, (a) the amount of cash pledged to Agent in connection with the documents described in subclause (iii) of the definition of “Pledge Agreements” plus (b) that portion of the $5,000,000 pledged to Agent pursuant to the Deposit Account Assignment Agreement described in subclause (ii) of the definition of “Pledge Agreements” used as cash collateral to secure the Maximum Undrawn Amount in accordance with Section 6.13 hereof.

“Maximum Revolving Advance Amount” shall mean Thirty Million Dollars ($30,000,000).

(b)           On the Effective Date, a definition of “Maximum Loan Amount” shall be added to Section 1.2 of the Loan Agreement as follows:

“Maximum Loan Amount” shall mean $30,000,000.

(c)           Section 2.1(c) of the Loan Agreement shall be deleted in its entirety and replaced as follows:

(c)           Restrictions on Revolving Advances.

(i)            The aggregate amount of Revolving Advances made to Borrower against (A) Eligible Inventory shall not exceed Ten Million Dollars ($10,000,000) at any time and (B) Eligible Receivables due from BioUrja Trading LLC shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) at any time.

(ii)           Unless (A) $5,000,000 is currently pledged to Agent in support of Obligations other than Letters of Credit and (B) the cash pledged pursuant to subclause (iii) of the definition of “Pledge Agreements” is greater than the Maximum Undrawn Amount of all outstanding Letters of Credit, no Revolving Advances shall be supported by or made on account of Letter of Credit Cash Collateral other than as payment on account of drawn Letters of Credit.

(d)           Section 4.15(c) of the Loan Agreement shall be deleted in its entirety and replaced as follows:

(c)           Location of Borrowers. Each Borrower’s chief executive office is located at One Lincoln Center, 5400 LBJ Freeway, Suite 450, Dallas, Texas 75240. Until written notice is given to Agent by Borrowing Agent of any other office at which any Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

(e)           On the Effective Date, Article VI of the Loan Agreement shall be amended by adding a new Section 6.13 after the current Section 6.12 as follows:

6.13 Cash Collateral. Pledge cash collateral to the Agent for the benefit of Lenders pursuant to documentation reasonably acceptable to Agent in its reasonable discretion providing for a first priority security interest in Depository Accounts having a collective balance at least equal to the Maximum Undrawn Amount; provided, however, that for purposes of satisfying this covenant, the $5,000,000 pledged to Agent pursuant to the Deposit Account Assignment Agreement described in subclause (ii) of the definition of “Pledge Agreements” shall qualify as cash collateral securing the Maximum Undrawn Amount so long as 100% of the amount pledged under subclause (iii) of the definition of “Pledge Agreements” is being utilized to support Letters of Credit. Notwithstanding anything contained to the contrary in the Loan Agreement, in the event that any Letters of Credit expire or are terminated, any cash collateral being released in excess of the then existing Maximum Undrawn Amount shall revert back to cash collateral pledged to Agent under subclause (ii) of the definition of “Pledge

Agreements”; provided that such amount pledged thereunder shall not be required to exceed $5,000,000 in the aggregate.

2.             Representations and Warranties of Borrowers.  Each Borrower hereby:

(a)           reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

(b)           reaffirms all of the covenants contained in the Loan Agreement (as amended hereby), covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c)           represents and warrants that no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d)           represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws, or other formation documents, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e)           represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

3.             Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon the date of satisfaction of the following conditions precedent (“Effective Date”) (all documents to be in form and substance reasonably satisfactory to Agent and Agent’s counsel):

(a) Agent shall have received this Amendment fully executed by the Borrowers;

(b) Agent shall have received an Amended and Restated Revolving Credit Note fully executed by the Borrowers;

(c) Agent shall have received a non refundable amendment fee in an amount equal to $50,000, which Borrowers acknowledge Agent shall have earned in full as of the date hereof and which shall not be subject to proration; and

(d) Agent shall have received such other agreements, documents or information as requested by Agent in its sole discretion.

4.             Further Assurances. Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

5.             Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

6.             Reaffirmation of Loan Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

7.             Confirmation of Indebtedness. Borrowers confirm and acknowledge that as of the close of business on February 28, 2011, Borrowers were indebted to Agent and Lenders for the Advances under the Loan Agreement without any deduction, defense, setoff, $-0-, due on account of Revolving Advances and $13,906,488 on account of undrawn Letters of Credit, plus all fees, costs and expenses incurred to date in connection with the Loan Agreement and the Other Documents.

8.             Notice of Change of Address. Borrowers hereby provide notice to Agent and Lenders that Notices provided to Borrowing Agent or any Borrower pursuant to Section 16.6 of the Loan Agreement shall be delivered to the following address and numbers:

Aventine Renewable Energy Holdings, Inc.

One Lincoln Center

5400 LBJ Freeway

Suite 450

Dallas, Texas 75240

Attention: John Castle

Telephone: (214) 451-6752

Facsimile: (214) 451-6799

with a copy to:

Munsch Hardt Kopf & Harr, P.C.

500 North Akard Street

Suite 3800

Dallas, Texas 75201

Attention: A. Michael Hainsfurther

Telephone: (214) 855-7567

Facsimile: (214) 978-4356

Agent and Lenders agree that this writing shall constitute Borrowers’ notice of change of address provided in accordance with Section 16.6 of the Loan Agreement.

9.             Miscellaneous.

(a)           Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)           Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c)           Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d)           Governing Law. The terms and conditions of this Amendment shall be governed by the laws of the State of Illinois.

(e)           Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or pdf transmission shall be deemed to be an original signature hereto.

[SIGNATURES TO APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent

By:	/s/ Sherry Winick
Name:	Sherry Winick
Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO

REVOLVING CREDIT AND SECURITY AGREEMENT]

BORROWERS:

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ John W. Castle
Name:	John W. Castle
Title:	CFO

AVENTINE RENEWABLE ENERGY — AURORA WEST,
LLC

By:	/s/ John W. Castle
Name:	John W. Castle
Title:	CFO

AVENTINE RENEWABLE ENERGY, INC.

By:	/s/ John W. Castle
Name:	John W. Castle
Title:	CFO

AVENTINE RENEWABLE ENERGY — MT VERNON,
LLC

By:	/s/ John W. Castle
Name:	John W. Castle
Title:	CFO

AVENTINE POWER, LLC

By:	/s/ John W. Castle
Name:	John W. Castle
Title:	CFO

NEBRASKA ENERGY, L.L.C.

By:	/s/ John W. Castle
Name:	John W. Castle
Title:	CFO

AVENTINE RENEWABLE ENERGY — CANTON, LLC

By:	/s/ John W. Castle
Name:	John W. Castle
Title:	CFO

[SIGNATURE PAGE TO THIRD AMENDMENT TO

REVOLVING CREDIT AND SECURITY AGREEMENT]